                          ARTICLES OF INCORPORATION OF

                           SUPERIOR CABLE CORPORATION

                                       I.

          The name of the Corporation is:

                           SUPERIOR CABLE CORPORATION

                                       II.

     The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

                                      III.


     The Corporation shall have perpetual duration.

                                       IV.

     The object of the Corporation is pecuniary gain and profit. The Corporation is formed for the purpose of the transaction of any or all lawful business for which corporations may be now or hereafter incorporated under the Georgia Business Corporation Code and any other lawful business that the Board of Directors of the Corporation from time to time may authorize.

     In furtherance of, and not in limitation of, the general powers conferred by the laws of the State of Georgia and the objects and purposes herein set forth, it is expressly provided that to the extent that a corporation organized under the Georgia Business Corporation Code may now or hereafter lawfully do so, the Corporation shall have the power to do (either as principal or agent and either alone or in connection with other corporations, firms or individuals) any and all things necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges that a corporation may now or hereafter be authorized to do or to exercise under the Georgia Business Corporation Code or under any act amendatory thereof, supplemental thereto or substituted therefor.

     The foregoing provisions of this Article IV shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers herein specified shall, except when otherwise provided in this Article IV, be in no way limited or restricted by reference to, or inference from the terms of any provision of this or any other article of these Articles of Incorporation.

                                       V.

     The aggregate number of shares that the Corporation shall have authority to issue is 10,000, all of which shall be common shares of $.01 par value per share.

                                       VI.

     Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

                                      VII.

     The Corporation shall be entitled to purchase its own shares out of its unreserved and unrestricted earned and capital surplus available therefor.

                                      VIII.

     The Corporation shall be entitled to distribute a portion of its assets to its shareholders out of capital surplus available therefor.

                                       IX.

     The Corporation shall not commence business until it shall have received $500 in payment for the issuance of shares of stock.

                                       X.

     No shareholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.

                                       XI.

     The initial registered office of the Corporation is located at 5901 Peachtree-Dunwoody Road, Atlanta, Georgia 30328 and its initial registered agent at such address is David S. Aldridge.

                                      XII.

     The initial Board of Directors shall consist of three members whose names and addresses are as follows:

                    James R. Kanely
                    5901-B Peachtree-Dunwoody Road
                    Atlanta, Georgia  30328

                    T.M. McMillan
                    5901-B Peachtree-Dunwoody Road
                    Atlanta, Georgia  30328

                    David S. Aldridge
                    5901-B Peachtree-Dunwoody Road
                    Atlanta, Georgia  30328

                                      XIII.

     The name and address of the incorporator is:

                    David S. Aldridge
                    5901 Peachtree-Dunwoody Road
                    Atlanta, Georgia  30328

     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.


                         Alan C. Leet, Esq.
                         _____________________
                         Attorneys for Incorporator

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           SUPERIOR CABLE CORPORATION


     The sole shareholder of SUPERIOR CABLE CORPORATION, a corporation organized and existing under the laws of the State of Georgia, did on the 23rd day of March, 1987, adopt the following amendments to the Articles of Incorporation of said corporation:

     1. Article V of the Articles of Incorporation is replaced in its entirety by the following:

                                       V.

          The aggregate number of shares of all classes of stock that the Corporation shall have the authority to issue shall be Fifteen Thousand (15,000), of which Five Thousand (5,000) shares shall be Preferred Stock, par value $1,000.00 per share, issuable in one or more series, and Ten Thousand (10,000) shares shall be Common Stock, par value $0.01 per share.

          Section 1. Authority is hereby expressly granted to the Board of Directors of the Corporation from time to time to issue the Preferred Stock, for such consideration and on such terms as it may determine, in one or more series, and in connection with the creation of any such series to fix, by the resolution or resolutions providing for the issuance of shares thereof, the designation, powers and relative participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof. Such authority of the Board of Directors with respect to each such series shall include, but not be limited to, the determination of the following:

               (a) the distinctive designation of, and the number of shares comprising, such series, which number may be increased (except as otherwise provided by the Board of Directors in the resolution or resolutions creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

               (b) the dividend rate or amount for such series, the conditions and dates upon which such dividends shall be payable, the relation that such dividends shall bear to the dividends payable on any other class or classes or any other series of any class or classes of stock and whether such dividends shall be cumulative and if so, from which date or dates such dividends shall be accumulated;

               (c) whether or not the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and conditions of such redemption;

               (d) whether or not the shares of such series shall be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of such shares and if such a fund is to be established, the amount thereof and the terms and provisions for the application thereof;

               (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes, or shares of any other series of any class or classes, of stock of the Corporation, or for any other securities, and if provision is made for conversion or exchange, the times, places, rates, adjustments and other terms and conditions of such conversion or exchange;

               (f) whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if they are to have such additional voting rights, the extent thereof;

               (g) the rights of the shares of such series in the event of any liquidation, dissolution or winding up of the Corporation or upon any distribution of its assets; and

               (h) any other powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law and not inconsistent with the provisions hereof.

          Section 2. Authority is hereby expressly granted to the Board of Directors from time to time to issue authorized but unissued shares of Common Stock for such consideration and on such terms as it may determine.

          Section 3. All shares of any one series of Preferred Stock shall be identical in all respects except as to the dates from which dividends thereon may be cumulative. Except as otherwise provided in the resolution or resolutions providing for the issuance of any series of Preferred Stock, all series of the Preferred Stock shall rank equally and be identical in all respects.

          Section 4. Except as otherwise required by law or provided by a resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the holders of Common Stock shall have the exclusive power to vote and shall have one vote in respect of each share of such stock held by them and the holders of Preferred Stock shall have no voting power whatsoever.

     2. Article VI of the Articles of Incorporation is deleted in its entirety, and Articles VII through XII are renumbered as Articles VI through XI, respectively.

     These Amendments were adopted by the unanimous written consent of the sole shareholder of Superior Cable Corporation.

     IN WITNESS WHEREOF, SUPERIOR CABLE CORPORATION has caused these Articles of Amendment to be executed and its corporate seal to be affixed and caused the foregoing to be attested, all by its duly authorized officers, on this 23rd day of March, 1987.


                              SUPERIOR CABLE CORPORATION


                         By:
                              ----------------------------------------
                                   James R. Kanely, President


                         ATTEST:
                              ----------------------------------------

                                   [CORPORATE SEAL]

                           SUPERIOR CABLE CORPORATION
                               SERIES A REDEEMABLE
                                 PREFERRED STOCK

                            STATEMENT OF DESIGNATIONS

                                       1.

     The name of the corporation is Superior Cable Corporation (the "Corporation" or the "Company").

                                       2.

     The following is a copy of the resolutions adopted by the Board of Directors of the Corporation establishing and designating, and fixing and determining the relative rights and preferences of, the Series A Redeemable Preferred Stock of the Corporation:

     RESOLVED FURTHER, that the Company issue 5,000 shares of preferred stock, $1,000 par value per share, to be designated as the Series A Redeemable Preferred Stock (the "Series A Preferred Stock"), which Series A Preferred Stock shall have the following rights and preferences:

     Section 1. DIVIDENDS AND DISTRIBUTION. The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, quarterly dividends payable in cash on the first business day of January, April, July and October in each year during which the Series A Preferred Stock shall be outstanding (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on April 1, 1987, in the following amounts: (A) Prior to the July 1989 Quarterly Dividend Payment Date, $15 per share (except that the quarterly dividend for the April 1987 Quarterly Dividend Payment Date shall be $1.44 per share); and (B) On and after the July 1989 Quarterly Dividend Payment Date, $18.75 per share.

     Quarterly dividends shall begin to accrue and be cumulative with respect to the initial issuance of Series A Preferred Stock on March 24, 1987, and with respect to all subsequent issuances of Series A Preferred Stock, if any, on the Quarterly Dividend Payment Date next preceding the date of any such issuance. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividend at the time accrued and payable on such shares shall be allocated pro-rata on a share by share basis among such shares at the time outstanding.

     No dividend or distribution shall be made to holders of the Corporation's common stock (the "Common Stock") or the holders of any other class or series of stock or other securities ranking junior to the Series A Preferred Stock (other than a dividend payable in Common Stock or in stock ranking junior to the Series A Preferred Stock) unless and until all cumulative dividends then due to the holders of the Series A Preferred Stock, according to the terms of this statement of preferences, shall have been fully paid or an adequate sum has been set aside by the Corporation for the payment thereof.

     Section 2. LIMITED VOTING RIGHTS. Without regard to whether funds are legally available therefor, whenever (i) the Corporation shall have failed to effect any quarterly dividend payable on the Series A Preferred Stock as provided in Section 1 hereof on the Quarterly Dividend Payment Date and such failure continues for 30 days thereafter (hereinafter referred to as a "Dividend Default") or (ii) the Corporation shall have failed to effect mandatory monthly redemptions pursuant to Section 4 hereof and such failure shall continue for 30 days thereafter (hereinafter referred to as a "Redemption Default"), the number of directors constituting the Board of Directors of the Corporation shall be increased by the number of directors then serving plus one (the "Additional Directors") and the holders of the Series A Preferred Stock shall have the special right, voting separately as a single class, to elect the Additional Directors, which increase in the size of the Board of Directors shall be effective, and which election shall be held, at a special meeting of shareholders of the Corporation, which meeting shall be called by the Board of Directors within 30 days following receipt of written notice from the holders of a majority of the Series A Preferred Stock requesting such meeting, and at each succeeding annual meeting of shareholders thereafter until such right shall terminate (as hereinafter provided). Each Additional Director elected by the holders of the Series A Preferred Stock shall hold office until the annual meeting of shareholders next succeeding his election or until his successor, if any, is elected by such holders and qualified, unless the term of such Additional Director is earlier terminated as provided herein. In the case of any vacancy occurring among the Additional Directors, such vacancy may be filled for the unexpired portion of the term by a vote of the remaining Additional Directors, or such Additional Directors' successors in office, or by the vote of the holders of Series A Preferred Stock at a special meeting of such shareholders called for that purpose.

     Whenever: (i) in the case of a Dividend Default, all dividends accrued and unpaid on the Series A Preferred Stock shall have been fully paid or adequate provision is made therefor, or (ii) in the case of a Redemption Default, all monthly redemptions then required pursuant to Section 4 hereof have been effected, as applicable, the special right of the holders of the Series A Preferred Stock to elect directors as provided in this Section 2 shall terminate, and effective as of the next business day thereafter, the Additional Directors shall no longer be directors of the Corporation and the Board of

Directors of the Corporation shall be decreased in size to reflect the elimination of directorships for the Additional Directors.

     Except as specifically set forth above and in section 6 hereof, the holders of the Series A Preferred Stock shall have and possess no voting power or rights except as otherwise provided by law.

     Section 3. OPTIONAL REDEMPTION. The Corporation shall have the right to redeem shares of Series A Preferred Stock pursuant to the following provisions:

     (A) The Corporation shall have the right, at its sole option and election, to redeem the shares of Series A Preferred Stock, in whole or in part, at any time and from time to time at a redemption price per share, payable in cash only, equal to the par value thereof plus an amount equal to all unpaid dividends thereon, including accrued dividends, whether or not declared, to and through the redemption date ("cumulative dividends").

     (B) If less than all of the Series A Preferred Stock at the time outstanding is to be redeemed, the shares to be redeemed shall be selected by lot, pro rata or in such other manner as the Board of Directors, in its sole discretion, may determine to be fair and proper.

     (C) Notice of any redemption of the Series A Preferred Stock shall be mailed at least ten (10) but not more than ninety (90) days prior to the date fixed for redemption to each holder of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation.

     (D) On the redemption date specified in the notice given pursuant to paragraph (C) hereof, the Corporation shall, and at any time after such notice shall have been mailed and before such redemption date the Corporation may, deposit for the pro rata benefit of the holders of the shares of the Series A Preferred Stock called for redemption the funds necessary for such redemption with a bank or trust company in the City of Atlanta, State of Georgia, having capital and surplus of at least $10 Million. Such bank or trust company shall be authorized to pay to holders of the Series A Preferred Stock called for redemption the appropriate redemption amount upon presentation for cancellation to such bank or trust company by such holders of certificates representing such shares. Any monies so deposited by the Corporation and unclaimed at the end of five years from the date designated for such redemption shall revert to the general funds of the Corporation.
          After such reversion, any such bank or trust company shall, on demand, pay over to the Corporation such unclaimed amounts, whereupon the bank or trust company shall be relieved of the responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited pursuant to this paragraph (D) shall be paid, at the time share certificates are presented for redemption, to the holders of Series A Preferred Stock for whose benefit such funds were deposited, except that if such funds, or any portion thereof, revert to the Corporation in accordance with this paragraph D, then any remaining interest thereon shall be paid to the Corporation for its own account.

     (E) Upon the deposit of funds pursuant to paragraph (D) hereof in respect of shares of the Series A Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series A Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

     Section 4.  MANDATORY REDEMPTION.

     (A) To the extent funds are legally available therefor, the Corporation shall redeem the outstanding shares of Series A Preferred Stock at a redemption price per share equal to the par value thereof plus cumulative dividends thereon to and through the redemption date, at such times and in the amounts set forth in the following schedule:

     (i) in the calendar month following the calendar month in which Fixed-Asset Coverage (as defined in the Term Note III made by the Corporation on March 24, 1987 to the order of Westinghouse Credit Corporation (the "Term Note") occurs, $300,000 of par value of Series A Preferred Stock plus cumulative dividends thereon, if any;

    (ii) in the calendar month thereafter, the sum of $200,000 plus the product of $100,000 multiplied by the remainder of 1 minus the Applicable Fraction (as defined in the Term Note; the sum of 1 minus the Applicable Fraction being hereinafter referred to as the "Redemption Fraction") of par value of Series A Preferred Stock plus cumulative dividends thereon, if any;

   (iii) for each calendar month thereafter, the Redemption Fraction of $300,000 plus cumulative dividends thereon, if any, until the Series A Preferred Stock has been redeemed in full (except that the redemption amount in the last month shall only be an amount sufficient to redeem the then outstanding Series A Preferred Stock plus cumulative dividends thereon, if any); and

    (iv) in addition to the foregoing, in the calendar month following the calendar month in which (a) the Corporation has made a prepayment of the Term Note pursuant to Section 8P of the Financing and Security Agreement dated August 22, 1985 between the Corporation and Westinghouse Credit Corporation, as amended on September 22, 1986 and March 24, 1987 (the "F&SA"), and (b) Fixed Asset Coverage (as defined in the Term Note) has occurred, the Redemption Fraction of 10% of the Balance (as defined in the F&SA).

To the extent that the Corporation shall have repurchased or redeemed shares of Series A Preferred Stock prior to the scheduled redemption obligation set forth herein, the Company shall be entitled to a credit for such repurchases or redemptions and may reduce its next due redemption obligation under this Section 4 by a corresponding amount.

     (B) Redemptions pursuant to this Section 4 shall be made in accordance with the following provisions:

     (i) If the Corporation redeems less than all of the Series A Preferred Stock then outstanding, the shares to be redeemed shall be selected by lot, pro rata or in such other manner as the Board of Directors, in its sole discretion, may determine to be fair and proper.

    (ii) Redemptions pursuant to this Section 4 shall be made on the 15th day of each calendar month for which a redemption is required under this
          Section 4 (the "Due Date"), on which Due Date the Corporation shall mail notice of such redemption to each holder of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation.

   (iii) On or before the Due Date, the Corporation shall deposit for the pro rata benefit of the holders of the shares of the Series A Preferred Stock called for redemption the funds necessary for such redemption with a bank or trust company in the City of Atlanta, State of Georgia, having capital and surplus of at least $10 million. Such bank or trust company shall be authorized to pay to holders of the Series A Preferred Stock called for redemption the appropriate redemption amount upon presentation for cancellation to such bank or trust company by such holders of certificates representing such shares. Any monies so deposited by the Corporation and unclaimed at the end of five years from the date designated for such redemption shall revert to the general funds of the Corporation. After such reversion, any such bank or trust company shall, on demand, pay over to the Corporation such unclaimed amounts, whereupon the bank or trust company shall be relieved of the responsibility in respect thereof to such holder, and such holder shall look only to the Corporation for the payment of the redemption price. Any interest accrued on funds so deposited pursuant to this subparagraph (iii) shall be paid, at the time share certificates are presented for redemption, to the holders of Series A Preferred Stock for whose benefit such funds were deposited, except that if such funds, or any portion thereof, revert to the Corporation in accordance with this subparagraph (iii), then any remaining interest thereon shall be paid to the Corporation for its own account.

    (iv) Upon the deposit of funds pursuant to subparagraph (iii) hereof in respect of shares of the Series A Preferred Stock called for redemption, notwithstanding that any certificates for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue from and after the date of redemption designated in the notice of redemption and all rights of the holders of the shares of the Series A Preferred Stock called for redemption shall cease and terminate, excepting only the right to receive the redemption price therefor.

     Section 5. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of the Common Stock or of any series or class of stock of or other securities having an interest in the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up, the holders of the Series A Preferred Stock shall receive for each share the par value thereof plus cumulative dividends thereon on the date of such payment. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount and liquidating payments on any other stock of the Corporation ranking, as to liquidation, dissolution or winding up, on parity with the Series A Preferred Stock, then such assets or proceeds thereof shall be distributed among the holders of the Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable upon liquidation, dissolution or winding up on such shares if all amounts payable thereon were paid in full. For the purpose of this Section 5, a consolidation or merger of the Corporation with or into any other corporation or corporations, at any time, or from time to time, or a sale, transfer, mortgage, pledge or lease by the Corporation of all or substantially all of the assets of the Corporation shall not be construed as a liquidation, dissolution or winding up of the Corporation within the meaning hereof.

     Section 6. ISSUANCE OF ADDITIONAL PREFERRED STOCK. The Corporation shall not issue any additional preferred stock without the prior written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock or the approval by vote at a duly called meeting of the holders of the then outstanding shares of Series A Preferred Stock.

                                       3.

     The foregoing resolutions were duly adopted by the Board of Directors of the Corporation by unanimous written consent dated as of March 23, 1987.

     IN WITNESS WHEREOF, the undersigned has caused this Statement of Preferences to be executed and its corporate seal to be affixed this 23rd day of March, 1987.

                              SUPERIOR CABLE CORPORATION


                              By:
                                  ----------------------------------------
                                   James R. Kanely, President


Attest:



-------------------------
[CORPORATE SEAL]

                              ARTICLES OF AMENDMENT

                                       OF

                   SUPERIOR TELETEC TRANSMISSION PRODUCTS INC.

                                       I.

     The name of the Corporation is Superior TeleTec Transmission Products Inc.

                                       II.

     Article I of the Corporation's Articles of Incorporation is hereby deleted in its entirety and the following substituted therefor:

     The name of the Corporation is Superior TeleTec Inc.

                                      III.

     The amendment set forth above was adopted as of February 3, 1994.

                                       IV.

     The amendment set forth above was adopted by the Board of Directors of the Corporation without shareholder action pursuant to Section 14-2-1002(6) of the Georgia Business Corporation Code, as amended, and no shareholder action was required in order to effectuate such adoption.

                                       V.

     Except as expressly modified and amended hereby, all provisions of the Articles of Incorporation of the Corporation shall remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have executed these Articles of Amendment as of this 3rd day of February, 1994.


                              -------------------------------
                              JUSTIN F. DEEDY, JR., President

[CORPORATE SEAL]

ATTEST:

----------------------------
DAVID S. ALDRIDGE, Secretary

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                              SUPERIOR TELETEC INC.

                                        I

     The name of the Corporation is SUPERIOR TELETEC INC.

                                       II

     Effective as of the date hereof, Article I of the Articles of Incorporation of the Corporation is amended to read as follows:

     "The name of the Corporation is SUPERIOR TELECOMMUNICATIONS INC."

                                       III

     All other provisions of the Articles of Incorporation shall remain in full force and effect.

                                       IV

     These Articles of Amendment were duly approved by the Corporation's sole shareholder in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

     IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed and attested by its duly authorized officers as of the 25th day of May, 1995.

                              SUPERIOR TELETEC INC.

                         By:
                              -------------------------------
                              Justin F. Deedy, Jr., President

ATTEST:

By:
     ----------------------------
     David S. Aldridge, Secretary

     [CORPORATE SEAL]